UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2023

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Granite Construction Incorporated (the “Company”) entered into the Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of May 8, 2023, among the Company and certain subsidiaries of the Company, each as borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Amendment”). The Amendment amends the Fourth Amended and Restated Credit Agreement, dated as of June 2, 2022, by and among the Company, Granite Construction Company and GILC Incorporated, as borrowers, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and the lenders and other parties thereto (the “Original Credit Agreement,” and as amended, modified, or supplemented, the “Credit Agreement”).

The Amendment amended the Original Credit Agreement to, among other things, permit the Company to exchange its 2.75% convertible senior notes due 2024 for cash and shares of its common stock and to clarify that (i) the issuance of the Notes (as defined below) is permitted under the terms of the Credit Agreement and (ii) that a Swap Contract (as defined in the Credit Agreement) does not include any Permitted Call Spread Transaction (as defined in the Credit Agreement).

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business, including in connection with the offering of the Notes and the related capped call transactions. They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On May 8, 2023, the Company issued a press release announcing its intention to offer $325 million aggregate principal amount of its convertible senior notes due 2028 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. On May 9, 2023, the Company issued a press release announcing the pricing of the Notes. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated May 8, 2023, by and among the Company, Granite Construction Company, and GILC Incorporated, as borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Launch Press Release dated May 8, 2023
99.2	Pricing Press Release dated May 9, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: May 9, 2023	By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary